Exhibit 99.1

Media Contact:	Stevi Wara Diamond Resorts International® Tel: 702.823.7069; Fax: 702.684.8705 media@diamondresorts.com

Nov 15, 2011, Las Vegas NV – Diamond Resorts Corporation, together with Diamond Resorts Parent, LLC and its subsidiaries, (“Diamond” or the “Corporation”) today announced results for the third quarter ended September 30, 2011. “We are pleased with the year over year improvement in our operating performance and continue to remain focused on the growth of our core management and member services business and our sales and marketing platform,” said David F. Palmer, President and Chief Financial Officer.

Third Quarter 2011 Financial Results

Adjusted EBITDA for Diamond Resorts Parent, LLC and its restricted subsidiaries1 increased $3.8 million, or 14.4%, to $29.7 million for the three months ended September 30, 2011 from $25.9 million for the three months ended September 30, 2010. This growth is attributable to increased profitability associated with both Vacation Interest sales and the management of our members and resorts.

After including the impact of the unrestricted subsidiaries, Adjusted EBITDA for the consolidated operations of Diamond increased $2.3 million, or 9.4%, to $26.4 million for the three months ended September 30, 2011 from $24.1 million for the three months ended September 30, 2010.

Vacation Interest Sales Segment Results

Vacation Interest sales for Diamond increased $3.7 million, or 6.6%, to $60.2 million for the three months ended September 30, 2011 from $56.5 million for the three months ended September 30, 2010. The increase in Vacation Interest sales revenue was primarily due to a higher average sale price per transaction partially offset by a decline in the number of Vacation Interest transactions and closing percentage. Vacation Interest sales revenue was also boosted by the revenue contribution from our ILX sales center, which commenced in March 2011, and our Tempus sales center, which commenced in July 2011.

Diamond’s advertising, sales and marketing expense as a percent of Vacation Interest sales was 57.3% for the three months ended September 30, 2011 compared to 53.7% for the three months ended September 30, 2010. However, compared with the three months ended June 30, 2011, advertising, sales and marketing expense as a percent of Vacation Interest sales decreased 6.0 percentage points. This improvement in cost structure was due to the Company’s focus on improving direct selling expense as well as improved absorption of fixed costs through increased sales.

Management, Member and Other Services Segment Results

Management, member and other revenue for Diamond increased $3.9 million, or 15.1%, to $29.5 million for the three months ended September 30, 2011 from $25.6 million for the three months ended September 30, 2010. The revenue growth was due to higher management fees earned under our cost-plus management agreements, as a result of increased resort-level operating costs, as well as the addition of managed properties from the ILX and Tempus Resorts acquisitions. In addition, we entered into a sales and marketing fee-for-service arrangement with a third party, which began to generate commission revenue during the second quarter of 2011.

The contribution (segment revenues less expenses) from the management, member and other segment for Diamond increased $2.0 million, or 10%, to $22.3 million for the three months ended September 30, 2011 from $20.3 million for the three months ended September 30, 2010.

About Diamond Resorts Corporation

Diamond Resorts Corporation and its subsidiaries develop, own, operate and manage vacation ownership resorts and, through resort and partner affiliation agreements, provide owners and members with access to 71 managed resorts and 137 affiliated resorts and six cruise itineraries through THE Club® at Diamond Resorts International®. To learn more, visit DiamondResorts.com.

1 – Financial data for Diamond Resorts Parent, LLC and restricted subsidiaries excludes results of Diamond’s unrestricted subsidiaries. As of September 30, 2011, the unrestricted subsidiaries were FLRX, Inc and its subsidiaries, ILX Acquisition and its subsidiaries, and Tempus Acquisition and its subsidiaries. As of December 31, 2010, the only such Unrestricted Subsidiaries were FLRX, Inc. and its subsidiaries, and ILX Acquisition and its Subsidiaries. For purposes of the 2010 Note Indenture, the financial position, result of operations and statement of cash flows of unrestricted subsidiaries are excluded from Company’s financial results to determine whether the Company is in compliance with the financial covenants governing the senior secured notes.

Non-GAAP Financial Measures

We define Adjusted EBITDA as our net income (loss) before provision (benefit) for income taxes, plus: (i) corporate interest expense; (ii) depreciation and amortization; (iii) Vacation Interest cost of sales; (iv) loss on extinguishment of debt; (v) impairments and other noncash write-offs; (vi) gain or loss on the disposal of assets; (vii) gain on bargain purchase from business combinations; (viii) amortization of loan origination costs; and (ix) amortization of portfolio discount; less non-cash revenue outside the ordinary course of business. Adjusted EBITDA is a non-U.S. GAAP financial measure and should not be considered as an alternative to net income, operating income or any other measure of financial performance calculated and presented in accordance with U.S. GAAP.

We believe Adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons:

•

it and similar non-U.S. GAAP measures are widely used by investors and securities analysts to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired;

•

by comparing Adjusted EBITDA in different historical periods, we can evaluate our operating results without the additional variations of interest income (expense), income tax provision (benefit), depreciation and amortization expense and the Vacation Interest cost of sales expense; and

•

several of the financial covenants governing the senior secured notes and 2008 conduit facility, including the limitation on our ability to incur additional indebtedness, are determined by reference to our EBITDA as defined in the senior secured notes, which definition approximates Adjusted EBITDA as presented here.

Our management uses Adjusted EBITDA: (i) as a measure of our operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) to allocate resources to enhance the financial performance of our business; and (iv) to evaluate the effectiveness of our business strategies.

The following table presents a reconciliation of Adjusted EBITDA to net income (loss) before benefit for income taxes:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	($ in thousands)		($ in thousands)
Income (loss) before benefit for income taxes	$36,955	$(5,750)	$33,357	$(8,989)
Plus: Corporate interest expense(a)	16,453	13,085	46,300	34,960
Depreciation and amortization(b)	3,853	3,451	10,165	8,899
Vacation interest cost of sales(c)	1,854	11,765	(3,760)	33,630
Loss on extinguishment of debt(b)	—	1,081	—	1,081
Impairments and other write-offs(b)	693	9	1,016	989
Gain on the disposal of assets(b)	(76)	(289)	(448)	(1,049)
Gain on bargain purchase from business combinations(b)	(34,183)	—	(34,183)	—
Amortization of loan origination costs(b)	718	889	2,026	2,567
Amortization of portfolio discount(b)	138	(113)	(25)	(355)

Adjusted EBITDA - Consolidated(d)	$26,405	$24,128	$54,448	$71,733

Adjusted EBITDA - Diamond Resorts Parent, LLC and Restricted Subsidiaries(d)	29,667	25,937	66,787	74,328
Adjusted EBITDA - Unrestricted Subsidiaries(d)	(1,712)	(1,809)	(10,800)	(2,595)
Adjusted EBITDA - Intercompany elimination(d)	(1,550)	—	(1,539)	—

(a)	Excludes interest expense related to non-recourse indebtedness incurred by our special purpose vehicles that is secured by our VOI consumer loans.
(b)	These items represent non-cash charges/gains.
(c)	We record Vacation Interest cost of sales using the relative sales value method in accordance with ASC 978, which requires us to make significant estimates which are subject to significant uncertainty. In determining the appropriate amount of costs using the relative sales value method, we rely on complex, multi-year financial models that incorporate a variety of estimated inputs. These models are reviewed on a regular basis, and the relevant estimates used in the models are revised based upon historical results and management’s new estimates. Small changes in any of the numerous assumptions in the model can have a significant financial statement impact as ASC 978 requires a retroactive adjustment back to the time of the Sunterra Corporation acquisition in the current period. Much like depreciation or amortization, for us, Vacation Interest cost of sales is essentially a non-cash expense item.
(d)	For purposes of certain covenants governing the senior secured notes, our financial performance, including Adjusted EBITDA, is measured with reference to us and our Restricted Subsidiaries, and the performance of Unrestricted Subsidiaries is not considered. Therefore, we believe that this presentation of Adjusted EBITDA provides helpful information to investors in the senior secured notes.

We understand that, although measures similar to Adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, it has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results of operations as reported under U.S. GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or VOI inventory;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect cash requirements for income taxes;

•	Adjusted EBITDA does not reflect interest expense for our corporate indebtedness;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for these replacements;

•

Although Vacation Interest cost of sales is also a non-cash item, we may in the future be required to develop or acquire new resort properties to replenish VOI inventory, and Adjusted EBITDA does not reflect any cash requirements for these expenditures; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

To properly and prudently evaluate our business, we encourage you to review our U.S. GAAP financial statements included in our quarterly report filed on form 10-Q of the SEC, and not to rely on any single financial measure to evaluate our business.

See the following tables for the determination of the operating results of the Company:

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the three months ended September 30, 2011 and 2010

(In thousands)

	Three Months Ended September 30, 2011				Three Months Ended September 30, 2010
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Revenues:
Vacation Interest sales	$57,537	$2,691	$—	$60,228	$56,515	$—	$—	$56,515
Provision for uncollectible Vacation Interest sales revenue	(4,417)	(99)	—	(4,516)	(2,051)	—	—	(2,051)

Vacation Interest, net	53,120	2,592	—	55,712	54,464	—	—	54,464
Management, member and other services	30,476	3,927	(4,916)	29,487	25,615	288	(283)	25,620
Consolidated resort operations	7,228	979	(606)	7,601	6,454	109	—	6,563
Interest	10,561	4,089	—	14,650	9,544	332	—	9,876

Total revenues	101,385	11,587	(5,522)	107,450	96,077	729	(283)	96,523

Costs and Expenses:
Vacation Interest cost of sales	1,728	126	—	1,854	11,765	—	—	11,765
Advertising, sales and marketing	33,350	1,321	(183)	34,488	30,290	31	—	30,321
Vacation Interest carrying cost, net	3,600	731	(175)	4,156	6,868	(175)	—	6,693
Management, member and other services	7,221	3,246	(3,302)	7,165	5,322	283	(283)	5,322
Consolidated resort operations	5,658	962	—	6,620	5,438	82	—	5,520
Loan portfolio	2,501	593	(345)	2,749	2,568	50	—	2,618
General and administrative	16,480	4,561	33	21,074	16,156	2,170	—	18,326
Depreciation and amortization	2,395	1,458	—	3,853	3,277	174	—	3,451
Interest	17,054	5,048	—	22,102	16,704	752	—	17,456
Loss on extinguishment of debt	—	—	—	—	1,081	—	—	1,081
Impairments and other write-offs	681	12	—	693	9	—	—	9
(Gain) loss on disposal of assets	(232)	156	—	(76)	(289)	—	—	(289)
Gain on bargain purchase from business combination	—	(34,183)	—	(34,183)	—	—	—	—

Total costs and expenses	90,436	(15,969)	(3,972)	70,495	99,189	3,367	(283)	102,273

Income (loss) before benefit for income taxes	10,949	27,556	(1,550)	36,955	(3,112)	(2,638)	—	(5,750)
Benefit for income taxes	(499)	(147)	—	(646)	(1,994)	—	—	(1,994)

Net income (loss)	$11,448	$27,703	$(1,550)	$37,601	$(1,118)	$(2,638)	$—	$(3,756)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2011 and 2010

(In thousands)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Revenues:
Vacation Interest sales	$149,496	$5,134	$1	$154,631	$158,833	$—	$—	$158,833
Provision for uncollectible Vacation Interest sales revenue	(11,088)	(171)	—	(11,259)	(2,919)	—	—	(2,919)

Vacation Interest, net	138,408	4,963	1	143,372	155,914	—	—	155,914
Management, member and other services	91,083	5,707	(7,462)	89,328	76,155	288	(283)	76,160
Consolidated resort operations	21,024	1,371	(606)	21,789	19,948	109	—	20,057
Interest	29,294	4,986	—	34,280	29,029	334	—	29,363

Total revenues	279,809	17,027	(8,067)	288,769	281,046	731	(283)	281,494

Costs and Expenses:
Vacation Interest cost of sales	(3,995)	235	—	(3,760)	33,630	—	—	33,630
Advertising, sales and marketing	93,446	3,032	(357)	96,121	83,554	31	—	83,585
Vacation Interest carrying cost, net	17,245	3,362	(544)	20,063	21,050	(175)	—	20,875
Management, member and other services	18,383	6,460	(5,384)	19,459	17,496	283	(283)	17,496
Consolidated resort operations	18,440	1,454	—	19,894	17,963	82	—	18,045
Loan portfolio	7,508	743	(345)	7,906	7,798	50	—	7,848
General and administrative	48,278	10,417	102	58,797	47,260	2,958	—	50,218
Depreciation and amortization	7,663	2,502	—	10,165	8,725	174	—	8,899
Interest	52,918	7,464	—	60,382	48,114	752	—	48,866
Loss on extinguishment of debt	—	—	—	—	1,081	—	—	1,081
Impairments and other write-offs	994	22	—	1,016	989	—	—	989
(Gain) loss on disposal of assets	(732)	284	—	(448)	(1,049)	—	—	(1,049)
Gain on bargain purchase from business combination	—	(34,183)	—	(34,183)	—	—	—	—

Total costs and expenses	260,148	1,792	(6,528)	255,412	286,611	4,155	(283)	290,483

Income (loss) before provision (benefit) for income taxes	19,661	15,235	(1,539)	33,357	(5,565)	(3,424)	—	(8,989)
Provision (benefit) for income taxes	292	(356)	—	(64)	(569)	—	—	(569)

Net income (loss)	$19,369	$15,591	$(1,539)	$33,421	$(4,996)	$(3,424)	$—	$(8,420)

CONDENSED CONSOLIDATING BALANCE SHEET

September 30, 2011 and December 31, 2010

(In thousands)

	September 30, 2011 (Unaudited)				December 31, 2010 (Audited)
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
ASSETS
Cash and cash equivalents	$16,627	$2,757	$—	$19,384	$27,163	$166	$—	$27,329
Cash in escrow and restricted cash	31,271	1,154	—	32,425	29,868	180	—	30,048
Mortgages and contracts receivable, net of allowance of $47,639, $33,547, $0, $81,186, $51,551, $3,600, $0 and $55,151, respectively	225,361	71,729	(6)	297,084	236,846	8,454	(13)	245,287
Due from related parties, net	24,638	1,248	—	25,886	20,789	223	(54)	20,958
Other receivables, net	15,891	9,593	(633)	24,851	31,650	4,330	—	35,980
Income tax receivable	27	356	(356)	27	10	—	—	10
Prepaid expenses and other assets, net	57,476	6,419	(1,214)	62,681	45,260	2,662	(1,674)	46,248
Unsold Vacation Interests, net	212,957	35,028	(1,540)	246,445	180,464	10,100	—	190,564
Property and equipment, net	27,106	26,101	—	53,207	23,468	5,629	—	29,097
Assets held for sale	5,730	—	—	5,730	9,517	—	—	9,517
Intangible assets, net	34,871	31,332	—	66,203	37,411	8,302	—	45,713

Total assets	$651,955	$185,717	$(3,749)	$833,923	$642,446	$40,046	$(1,741)	$680,751

LIABILITIES AND MEMBER CAPITAL (DEFICIT)
Accounts payable	$10,553	$704	$—	$11,257	$7,409	$246	$—	$7,655
Due to related parties, net	40,386	36,364	(7,378)	69,372	29,197	13,724	(6,670)	36,251
Accrued liabilities	55,195	3,747	(1,867)	57,075	62,367	6,853	(1,687)	67,533
Income taxes payable	3,448	—	(356)	3,092	3,936	—	—	3,936
Deferred revenues	44,747	2,218	—	46,965	67,706	—	—	67,706
Senior secured notes, net of original issue discount of $9,672, $0, $0, $9,672, $10,278, $0, $0 and $10,278, respectively	415,328	—	—	415,328	414,722	—	—	414,722
Securitization notes and conduit facility, net	182,645	76,194	—	258,839	176,551	10,292	—	186,843
Derivative liabilities	—	—	—	—	79	—	—	79
Notes payable	1,485	64,105	—	65,590	1,432	21,841	—	23,273

Total liabilities	753,787	183,332	(9,601)	927,518	763,399	52,956	(8,357)	807,998

Redeemable preferred units	—	—	—	—	84,502	—	—	84,502

Member capital	152,294	9,675	(9,675)	152,294	7,335	9,675	(9,675)	7,335
Accumulated deficit	(236,229)	(6,606)	14,876	(227,959)	(195,044)	(22,197)	15,903	(201,338)
Accumulated other comprehensive loss	(17,897)	(684)	651	(17,930)	(17,746)	(388)	388	(17,746)

Total member capital (deficit)	(101,832)	2,385	5,852	(93,595)	(205,455)	(12,910)	6,616	(211,749)

Total liabilities and member capital (deficit)	$651,955	$185,717	$(3,749)	$833,923	$642,446	$40,046	$(1,741)	$680,751

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

Nine months ended September 30, 2011 and 2010

(In thousands)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total

Operating Activities:
Net income (loss)	$19,369	$15,591	$(1,539)	$33,421	$(4,996)	$(3,424)	$—	$(8,420)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Provision for uncollectible Vacation Interest sales revenue	11,088	171	—	11,259	2,919	—	—	2,919
Amortization of capitalized financing costs and original issue discounts	4,550	194	—	4,744	2,211	—	—	2,211
Amortization of capitalized loan origination costs and portfolio discount	1,797	204	—	2,001	1,457	7	—	1,464
Depreciation and amortization	7,662	2,503	—	10,165	8,725	174	—	8,899
Loss on extinguishment of debt	—	—	—	—	1,081	—	—	1,081
Impairments and other write-offs	994	22	—	1,016	989	—	—	989
(Gain) loss on disposal of assets	(732)	284	—	(448)	(1,049)	—	—	(1,049)
Gain on bargain purchase from business combination	—	(34,183)	—	(34,183)	—	—	—	—
Deferred income taxes	—	—	—	—	114	—	—	114
Loss on foreign currency exchange	13	—	—	13	24	—	—	24
Gain on mortgage repurchase	(158)	—	—	(158)	(171)	—	—	(171)
Unrealized gain on derivative instruments	(79)	—	—	(79)	(237)	—	—	(237)
Gain on insurance settlement	(3,535)	—	—	(3,535)	—	—	—	—
Changes in operating assets and liabilities excluding acquisitions:
Mortgages and contracts receivable	(1,456)	5,186	(7)	3,723	10,379	456	(7)	10,828
Due from related parties, net	(3,560)	(943)	(54)	(4,557)	2,890	3,280	46	6,216
Other receivables, net	14,976	665	633	16,274	21,113	(351)	—	20,762
Prepaid expenses and other assets, net	(12,624)	(1,082)	(498)	(14,204)	(10,973)	(35)	—	(11,008)
Unsold Vacation Interests, net	(30,186)	(2,183)	1,540	(30,829)	8,325	—	—	8,325
Accounts payable	3,076	84	—	3,160	(1,875)	24	—	(1,851)
Due to related parties, net	16,264	19,703	105	36,072	4,882	2,250	(39)	7,093
Accrued liabilities	(7,333)	(3,116)	(180)	(10,629)	7,730	433	—	8,163
Income taxes payable	(533)	(356)	—	(889)	2,207	—	—	2,207
Deferred revenues	(23,064)	(1,690)	—	(24,754)	(16,970)	—	—	(16,970)

Net cash (used in) provided by operating activities	(3,471)	1,054	—	(2,417)	38,775	2,814	—	41,589

Investing activities:
Property and equipment capital expenditures	(5,003)	(121)	—	(5,124)	(3,806)	(25)	—	(3,831)
Purchase of assets from ILX Resorts, Inc.	—	—	—	—	—	(30,722)	—	(30,722)
Purchase of assets from Tempus Resorts International, net of $0, $2,517, $0, $2,517, $0, $0, $0, $0 cash acquired	—	(102,398)	—	(102,398)	—	—	—	—
Disbursement of Tempus Acquisition note receivable	—	(3,493)	—	(3,493)	—	—	—	—
Proceeds from sale of assets	1,948	1	—	1,949	1,459	—	—	1,459

Net cash used in investing activities	$(3,055)	$(106,011)	$—	$(109,066)	$(2,347)	$(30,747)	$—	$(33,094)

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS – Continued

Nine months ended September 30, 2011 and 2010

(In thousands)

	Nine Months Ended September 30, 2011				Nine Months Ended September 30, 2010
	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total	Diamond Resorts Parent, LLC and Restricted Subsidiaries	Unrestricted Subsidiaries	Elimination	Total
Financing activities:
Changes in cash in escrow and restricted cash	$(1,395)	$1,938	$—	$543	$934	$(21)	$—	$913
Proceeds from issuance of senior secured notes, net of original issue discount of $0, $0, $0, $0, $10,570, $0, $0, $10,570	—	—	—	—	414,430	—	—	414,430
Proceeds from issuance of secured notes and conduit facility	102,502	78,662	—	181,164	22,043	11,870	—	33,913
Proceeds from issuance of notes payable	—	44,678	—	44,678	—	17,513	—	17,513
Payments on securitization notes and conduit facility	(96,635)	(8,615)	—	(105,250)	(55,626)	(474)	—	(56,100)
Payments on line of credit agreements	—	—	—	—	(397,609)	—	—	(397,609)
Payments on notes payable	(6,114)	(7,544)	—	(13,658)	(6,521)	—	—	(6,521)
Payments of debt issuance costs	(2,844)	(1,571)	—	(4,415)	(18,016)	(428)	—	(18,444)
Proceeds from equity investment	146,651	—	—	146,651	75,000	—	—	75,000
Repurchase of a portion of outstanding warrants	(16,598)	—	—	(16,598)	—	—	—	—
Repurchase a portion of outstanding common units	(16,352)	—	—	(16,352)	—	—	—	—
Repurchase of redeemable preferred units	(108,701)	—	—	(108,701)	—	—	—	—
Repurchase of equity previously held by another minority institutional investor	—	—	—	—	(75,000)	—	—	(75,000)
Payments of costs related to issuance of common and preferred units	(4,585)	—	—	(4,585)	(2,915)	—	—	(2,915)
Payments for derivative instrument	—	—	—	—	(71)	—	—	(71)

Net cash (used in) provided by financing activities	(4,071)	107,548	—	103,477	(43,351)	28,460	—	(14,891)

Net (decrease) increase in cash and cash equivalents	(10,597)	2,591	—	(8,006)	(6,923)	527	—	(6,396)
Effect of changes in exchange rates on cash and cash equivalents	61	—	—	61	(49)	—	—	(49)
Cash and cash equivalents, beginning of period	27,163	166	—	27,329	17,186	—	—	17,186

Cash and cash equivalents, end of period	$16,627	$2,757	$—	$19,384	$10,214	$527	$—	$10,741

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$62,947	$4,275	$—	$67,222	$40,046	$7	$—	$40,053

Cash paid for taxes, net of cash refunds	$684	$—	$—	$684	$(2,917)	$—	$—	$(2,917)

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Priority returns and redemption premiums (adjustments) on preferred units	$8,412	$—	$—	$8,412	$(22,372)	$—	$—	$(22,372)

Insurance premiums financed through issuance of note payable	$6,141	$—	$—	$6,141	$6,052	$—	$—	$6,052

Assets held for sale reclassified to unsold vacation interests	$2,994	$—	$—	$2,994	$—	$—	$—	$—

Purchase of assets from Tempus Resorts International and ILX Resorts, Inc., respectively:
Fair value of assets acquired	$—	$146,974	$—	$146,974	$—	$34,626	$—	$34,626
Goodwill recognized	—	—	—	—	—	696	—	696
Gain on bargain purchase recognized	—	(34,183)	—	(34,183)	—	—	—	—
Cash paid	—	(104,915)	—	(104,915)	—	(30,722)	—	(30,722)

Liabilities assumed	$—	$7,876	$—	$7,876	$—	$4,600	$—	$4,600